UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 10, 2020

RTI SURGICAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois		60015
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 343-6832

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
common stock, $0.001 par value	RTIX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On January 13, 2020, RTI Surgical Holdings, Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”), with Ardi Bidco Ltd., a Delaware corporation and an entity affiliated with Montagu Private Equity LLP (the “Buyer”), pursuant to which the Buyer will acquire the OEM business (the “Business”) of the Company by means of a sale (the “Sale”) of Tutogen Medical GmbH (the “German OEM Subsidiary”) and, subject to the Rollover (as defined below), RTI OEM, LLC (“U.S. OEM Subsidiary” and, together with the German OEM Subsidiary, the “OEM Subsidiaries”), following completion of an internal reorganization (the “Reorganization”, and together with the Sale and related transactions contemplated by the Purchase Agreement, the “Transactions”) pursuant to which the Company will contribute (or cause to be contributed) certain subsidiaries to the OEM Subsidiaries and assets primarily related to the Business to the OEM Subsidiaries. In connection with the Reorganization, the OEM Subsidiaries will also be assuming certain liabilities relating to the Business (the “Assumed Liabilities”) and the Company will be retaining liability for certain excluded liabilities (the “Excluded Liabilities”).

At the closing, the Company will also exchange (the “Rollover”), pursuant to a series of exchanges, a portion of the securities in the U.S. OEM Subsidiary for $10 million (the “Rollover Amount”) of partnership interests in the Buyer’s ultimate parent entity (the “Aggregator Securities”). The Aggregator Securities will be the same class and series of interests, and issued at the same price, as the interests that will be concurrently issued to affiliates of the Buyer at closing.

Following consummation of the Transactions, the Company will focus on its existing spine business.

The Purchase Agreement and the Transactions were unanimously approved by the Board of Directors (the “Board”) of the Company on January 13, 2020.

Transaction Consideration

As consideration for the Transactions, the Company will receive an aggregate consideration of $490 million, subject to the following adjustments: (a) a positive dollar for dollar adjustment based on the amount of cash and cash equivalents of the Business at closing; (b) a positive dollar for dollar adjustment (up to a maximum of $3.5 million) based on certain capital expenditures made prior to closing; (c) a negative dollar for dollar adjustment based on the amount of outstanding indebtedness and unpaid transaction expenses of the Business at closing; (d) a negative dollar for dollar adjustment to the extent that the Company’s working capital for the Business (excluding cash and indebtedness) at closing does not exceed the working capital target of $93 million and (e) a negative dollar for dollar adjustment for the Rollover Amount.

Representations, Warranties, Covenants and Indemnity

The Company has agreed to customary representations and warranties in the Purchase Agreement. The Purchase Agreement includes various covenants and agreements by the parties, including the following, among others: (a) covenants by the Company to continue to operate in the ordinary course during the period between the execution of the Purchase Agreement and closing, subject to certain exceptions; (b) procedures for making the necessary Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and Committee on Foreign Investment in the U.S. (“CFIUS”) filings and obtaining other requisite approvals; and (c) filing of a proxy statement with the Securities and Exchange Commission (the “SEC”).

The Purchase Agreement also provides that, subject to certain limitations (including applicable maximum dollar amounts and limited time periods): (a) the Company is obligated to indemnify the Buyer and its affiliates for the Excluded Liabilities; and (b) the Buyer is obligated to indemnify the Company and its affiliates for the Assumed Liabilities, in each case as specified in the Purchase Agreement.

Conditions to the Consummation of the Transactions

Consummation of the Transactions is subject to customary closing conditions, including, among other things: (a) the expiration or termination of the waiting period under the HSR Act; (b) the clearance by CFIUS; and (c) the approval of the Transactions by the Company’s stockholders (the “Requisite Company Vote”). Consummation of the Transactions is not subject to a financing condition. The parties currently expect to close the Transactions in the first half of 2020.

Non-Solicitation

The Purchase Agreement prohibits the Company’s solicitation of third-party proposals relating to the acquisition of more than 20% of the consolidated assets of the Company and its subsidiaries or 20% of the issued and outstanding equity securities of the Company (provided that any third-party inquiries, offers or proposals relating solely to the Company’s spine business shall not be considered an Acquisition Proposal) (an “Acquisition Proposal”) and restricts the Company’s ability to furnish non-public information to, or participate in any discussions or negotiations with, any third party with respect to any Acquisition Proposal, subject to certain limited exceptions.

The Purchase Agreement also contains covenants that require, subject to certain limited exceptions, (a) the Company to file a proxy statement with the SEC and call and hold a stockholder meeting and (b) the Board to recommend that the Company’s stockholders approve the Transactions. However, at any time prior to the receipt of the Requisite Company Vote, the Board is permitted, if it determines that failing to take such action would be inconsistent with its fiduciary duties and subject to certain conditions set forth in the Purchase Agreement, to change its recommendation to the Company’s stockholders if the Board receives a Superior Proposal (as such term is defined in the Purchase Agreement) that did not result from a breach of the Company’s nonsolicitation restrictions in the Purchase Agreement or if there is an Intervening Event (as such term is defined in the Purchase Agreement) and, in the event of a Superior Proposal, terminate the Purchase Agreement, pay the Termination Fee (as defined below) and enter into such Superior Proposal. Prior to changing that recommendation or entering into a Superior Proposal, the Company is required to engage in negotiations with the Buyer regarding possible modifications to the Purchase Agreement.

Termination

The Purchase Agreement contains customary termination provisions for a transaction of this type, including provisions allowing for termination by: (a) mutual consent of the Company and the Buyer; (b) either party if there is a non-appealable order restraining the consummation of the Transactions; (c) either party if the Transactions have not closed prior to the six month anniversary of the date of the Purchase Agreement, which date may, subject to certain conditions, be extended to the nine month anniversary of the date of the Purchase Agreement (the “Outside Date”); (d) either party if there is a breach by the other party that is uncured and would give rise to the failure of any of the conditions to Closing; (e) the Buyer if CFIUS notifies the parties that it intends to recommend a suspension or prohibition of the Transactions or the parties have determined in good faith that clearance by CFIUS is unlikely to be obtained; (f) either party if the Company’s stockholders do not approve the Transactions at the Company stockholders meeting; (g) the Buyer if prior to the approval of the Transactions by the Company’s stockholders, the Board changes its recommendation to the Company’s stockholders regarding the Transactions (an “Adverse Recommendation Change”); and (h) the Company, prior to the vote of the Company’s stockholders, if the Company has complied with its non-solicitation obligations, enters into a new acquisition agreement concurrently with such termination and pay the Termination Fee (as defined below).

If: (a) the Buyer terminates the Purchase Agreement because of (i) a material breach by the Company of its non-solicitation obligations that is uncured and would give rise to a failure of any of the conditions to Closing or (ii) an Adverse Recommendation Change; or (b) the Company terminates the Purchase Agreement in accordance with its non-solicitation restrictions, the Company will be required to pay the Buyer a termination fee in an amount equal to $14.7 million (the “Termination Fee”).

If either party terminates the Purchase Agreement because: (a) the Closing has not occurred by the Outside Date and, at the time of such termination, the Company’s stockholders have not approved the Transactions; or (b) the Required Company Vote has not been obtained at the meeting of the Company’s stockholders and (i) at or prior to the time of termination a bona fide Acquisition Proposal has been publicly made and not publicly withdrawn and (ii) on or before the twelve-month anniversary of the date of termination of the Purchase Agreement, the Company enters into a new definitive acquisition agreement with any third-party other than the Buyer or its affiliates in respect of an Acquisition Proposal (with certain adjustments considered to the definition thereof to increase the applicable thresholds from 20% to 50%), the Company will be required to pay the Buyer the Termination Fee.

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, a copy of which is attached to this Current Report as Exhibit 2.1 and is incorporated in this Current Report by reference. The Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or any other party to the Purchase Agreement. In particular, the representations, warranties, covenants and agreements contained in the Purchase Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Transition Services Agreement

At closing, the Company and U.S. OEM Subsidiary will enter into a transition services agreement (the “Transition Services Agreement”), pursuant to which U.S. OEM Subsidiary will provide various services (including information technology, customer and vendor management and procurement services) and sublease space to the Company, and the Company will provide certain more limited services (including cash reconciliation and payments processing services) and sublease space to U.S. OEM Subsidiary.

The above description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Transition Services Agreement, a redacted form of which is included as Exhibit A to the Purchase Agreement filed as Exhibit 2.1 to this Current Report and is incorporated in this Current Report by reference.

Distribution Agreements

At closing, the Company and U.S. OEM Subsidiary will enter into: (a) a Manufacture and Distribution Agreement pursuant to which U.S. OEM Subsidiary will manufacture and the Company will distribute certain metal and synthetic implants and associated instrumentation; and (b) a Processing and Distribution Agreement pursuant to which U.S. OEM Subsidiary and German OEM Subsidiary will process and the Company will distribute certain sterilized allograft and xenograft implants (together, the “Distribution Agreements”). During portions of the term of the Distribution Agreements, U.S. OEM Subsidiary and German OEM Subsidiary will provide certain supply chain services (including warehousing and drop-shipment services) and design and development services. The Distribution Agreements will have an initial term of five years with a possibility of renewal.

The above description of the Distribution Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Manufacture and Distribution Agreement, a redacted form of which is included as Exhibit B to the Purchase Agreement filed as Exhibit 2.1 to this Current Report and is incorporated in this Current Report by reference. Subject to certain exceptions as specified in the Manufacture and Distribution Agreement, the Processing and Distribution Agreement will be in a form substantially similar to the Manufacture and Distribution Agreement.

Nonexclusive Patent License Agreement

At closing, the Company and U.S. OEM Subsidiary will enter into a nonexclusive patent cross license agreement (the “License”). The terms of the License allow each of the parties to access certain intellectual property of the other without interruption, regardless of which party owns potentially relevant patents under the terms of the Purchase Agreement. The License covers existing products and specified upcoming products for the life of the patents.

The above description of the License does not purport to be complete and is qualified in its entirety by the terms and conditions of the License, a redacted form of which is included as Exhibit E to the Purchase Agreement filed as Exhibit 2.1 to this Current Report and is incorporated in this Current Report by reference.

Voting and Support Agreements

Concurrently with and as a condition to the execution of the Purchase Agreement the Buyer entered into voting and support agreements (the “Voting and Support Agreements”) with certain stockholders of the Company. Pursuant to the Voting and Support Agreements, such stockholders of the Company have agreed, among other things and subject to the terms thereof, to vote all of the stock of the Company owned by them (the “Subject Shares”) in favor of the Transactions and against any action that would interfere with the consummation of the Transactions. The Voting and Support Agreements also prohibit the sale or transfer of the Subject Shares without the Buyer’s written approval. The Voting and Support Agreements will terminate upon the earliest of: (a) the mutual consent of the parties thereto; (b) the approval of the Transactions by the stockholders of the Company; or (c) the termination of the Purchase Agreement in accordance with its terms.

The above description of the Voting and Support Agreements is not complete and is qualified in its entirety by the terms of the Voting and Support Agreements, which are attached to this Current Report as Exhibits 10.1, 10.2, and 10.3, and are incorporated in this Current Report by reference.

Financing

Certain funds affiliated with Montagu Private Equity and the Buyer (the “Investors”) entered into an Equity Commitment Letter, dated as of January 13, 2020 (the “Equity Commitment Letter”), with the Buyer, pursuant to which the Investors, subject to the terms and conditions of the Equity Commitment Letter, have agreed to contribute to the Buyer, at or prior to the closing, an aggregate amount of up to $480 million (the “Commitment”). The amount of the Commitment may be reduced by an Investor to the extent that funds are actually contributed to the Buyer and are used (or available to use) in order to satisfy the obligations of the Investors under the Equity Commitment Letter. Further, the Commitment may be reduced, subject to the satisfaction of certain terms and conditions, and solely if the Company provides in written consent to the Buyer, which consent may not be unreasonably withheld, conditioned or delayed, by the amount of any “committed funds” financing arrangement that the Buyer procures prior to the closing. The Company is a third party beneficiary of the Equity Commitment Letter and is entitled to specifically enforce the Equity Commitment Letter in accordance with its terms.

The above description of the Equity Commitment Letter does not purport to be complete and is qualified in its entirety by the terms and conditions of the Equity Commitment Letter, a copy of which is attached to this Current Report as Exhibit 10.4 and is incorporated in this Current Report by reference.

Item 2.02. Results of Operation and Financial Condition.

On January 13, 2020, the Company issued a press release announcing its expected financial results for the quarter and year ended December 31, 2019. A copy of this press release is attached to this Current Report as Exhibit 99.1.

The Company hosted a conference call and audio webcast on January 14, 2020 announcing its expected financial results for the quarter and year ended December 31, 2019. A copy of the transcript from the conference call and audio webcast is attached to this Current Report as Exhibit 99.2.

The information furnished herewith pursuant to Item 2.02 of this Current Report, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Jonathon M. Singer to Chief Operating Officer of the Company.

On January 10, 2020, the Company promoted Jonathon M. Singer, 55, to Chief Operating Officer of the Company. In this capacity, Mr. Singer will report to the Chief Executive Officer of the Company. Mr. Singer’s promotion is contingent and effective upon the Company’s successful completion of the proposed sale of the Company’s OEM business.

Mr. Singer joined the Company in September 2017. Mr. Singer, currently serves as the Chief Financial and Administrative Officer, Corporate Secretary of the Company. Mr. Singer previously served as a member of the Board of Directors from May 2016 to September 2017. Mr. Singer previously served as Chief Financial Officer of Sagent Pharmaceuticals from 2011 until 2017, and was appointed Executive Vice President and Chief Financial Officer in March 2012. Mr. Singer was Senior Vice President, Treasurer, Secretary and Chief Financial Officer of Landauer, Inc. from 2006 to 2011. From 2004 to 2006, Mr. Singer served as Vice President of Global Finance and Chief Financial Officer of the Medial Segment for Teleflex Inc. Prior to 2004, Mr. Singer worked in various capacities for R.R. Donnelley & Sons Company, Cardinal Health Inc., and KPMG LLP. Mr. Singer is a certified public accountant and received a Bachelor’s Degree in Business Administration from Miami University in Ohio and a Master’s Degree from Northwestern University’s Kellogg Graduate School of Management.

In connection with Mr. Singer’s promotion, the Compensation Committee of the Company (the “Committee”) approved a promotion award of the number of restricted shares of the Company’s common stock (the “Restricted Shares”), pursuant to the Company’s 2018 Incentive Compensation Plan (the “Plan”), equal to (x) $950,000 divided by (y) the volume weighted average price per share of the Company’s common stock on the Nasdaq Stock Market for the fifteen trading days beginning on the closing of the market on January 10, 2020 (the “Average Stock Price”), one-half of which shall vest on the first anniversary of the grant date and one-half of which shall vest quarterly commencing on the fifteenth month following the grant date and ending on the second anniversary of the grant date.

In connection with the proposed sale of the Company’s OEM business, the Committee approved a transaction bonus for Mr. Singer on January 10, 2020, which includes: (a) $225,000 in cash; and (b) the number of Restricted Shares, pursuant to the Plan, equal to (x) $225,000 divided by (y) Average Stock Price, one-half of which shall vest on the first anniversary of the grant date and one-half of which shall vest quarterly commencing on the fifteenth month following the grant date and ending on the second anniversary of the grant date.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Singer and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There are no transactions in which Mr. Singer has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Promotion of Johannes W. Louw to Chief Financial Officer of the Company.

On January 10, 2020, the Company promoted Johannes W. Louw, 46, to Chief Financial Officer of the Company. In this capacity, Mr. Louw will report to the Chief Operating Officer of the Company. Mr. Louw’s promotion is contingent and effective upon the Company’s successful completion of the proposed sale of the Company’s OEM business.

Mr. Louw joined the Company’s finance team in June 2003. Mr. Louw, currently serves as the Vice President, Financial Planning and Analysis of the Company. Mr. Louw served as the Company’s interim Chief Financial Officer from December 2016 until March 2017. Mr. Louw also served as the Company’s Vice President of Finance and Corporate Controller from June 2010 until September 2018. Additionally, during Mr. Louw’s tenure with the Company, his responsibilities have included leading roles in the Company’s business development activities, financing, implementation and oversight of the Company’s internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002. Prior to his tenure at the Company, Mr. Louw served as an auditor for Deloitte & Touche LLP both domestically and internationally. Mr. Louw earned bachelor degrees in Commerce and Computer Science from the University of Cape Town and a master’s degree equivalent postgraduate diploma in accounting from the University of Cape Town. Mr. Louw is a Certified Public Accountant.

In connection with Mr. Louw’s promotion, the Committee approved: (i) an increase in his annual base salary by 33.37% to $315,000; (ii) an increase to his short-term incentive payment eligibility under the Company’s annual incentive plan by 66.71% to $157,500; (iii) an award of the number of Restricted Shares, pursuant to the Plan, equal to (x) $378,000 divided by (y) the Average Stock Price, which shall vest in three equal amounts on the first, second and third anniversaries of the grant date; and (iv) an option to purchase the number of shares of the Company’s common stock (“Stock Options”), pursuant to the Plan, equal to (x) $567,000 divided by (y) the Average Stock Price, which shall vest in five equal amounts on the first, second, third, fourth and fifth anniversaries of the grant date; provided that vesting of the Stock Options shall accelerate on the first day following any consecutive 60 day period in which the volume weighted average price per share of the Company’s common stock on the Nasdaq Stock Market is equal to or greater than $8.00 (to be adjusted for any stock splits during the exercise period).

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Louw and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There are no transactions in which Mr. Louw has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The above description of Mr. Louw’s Promotion Letter is a summary and is qualified in its entirety by reference to the full text of Mr. Louw’s Promotion Letter, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Involuntary Termination Agreements

On January 10, 2020, the Committee approved the entry by the Company into involuntary termination agreements (the “Involuntary Termination Agreements”) with Olivier M. Visa, John N. Varela and Mr. Louw.

Involuntary Termination Agreements with Messrs. Visa and Varela

Pursuant to the terms of the Involuntary Termination Agreements with Messrs. Visa and Varela, if the executive’s employment is terminated without cause or he resigns for good reason (both terms as defined in the Involuntary Termination Agreement) during the period beginning on and ending six months following a sale of the Company’s OEM business, the executive is entitled to a severance payment equal to twelve times the executive’s monthly base salary. In addition, all severance payments are contingent on each executive signing and not revoking a release of claims and compliance with the terms of the Involuntary Termination Agreement. All of the executive’s outstanding and unvested equity awards will be accelerated upon the sale of the Company’s OEM business.

The above description of the Involuntary Termination Agreements with Messrs. Visa and Varela is a summary and is qualified in its entirety by reference to the full text of Messrs. Visa and Varela’s Involuntary Termination Agreements, which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Involuntary Termination Agreement with Mr. Louw

Pursuant to the terms of the Involuntary Termination Agreement with Mr. Louw, if the executive’s employment is terminated without cause or he resigns for good reason (both terms as defined in the Involuntary Termination Agreement) during the six months following the hiring of a new chief executive officer of the Company, (i) the executive is entitled to a severance payment equal to twelve times the executive’s monthly base salary and (ii) all of the executive’s outstanding and unvested equity awards will be accelerated. In each case, all severance payments are contingent on each executive signing and not revoking a release of claims and compliance with the terms of the Involuntary Termination Agreement.

The above description of the Involuntary Termination Agreement with Mr. Louw is a summary and is qualified in its entirety by reference to the full text of Mr. Louw’s Involuntary Termination Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Item 7.01. Regulation FD Disclosure.

On January 13, 2020, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of this press release is furnished herewith as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1*	Equity Purchase Agreement, dated as of January 13, 2020, by and between RTI Surgical Holdings, Inc. and Ardi Bidco Ltd.

10.1	Voting and Support Agreement, dated as of January 13, 2020, by and between Ardi Bidco Ltd. and WSHP Biologics Holdings, LLC.

10.2	Voting and Support Agreement, dated as of January 13, 2020, by and between Ardi Bidco Ltd. and Jonathan M. Singer.

10.3	Voting and Support Agreement, dated as of January 13, 2020, by and between Ardi Bidco Ltd. and Camille I. Farhat.

10.4	Equity Commitment Letter, dated as of January 13, 2020, by and among Montagu V LP, Montagu V (Non-US) LP, Montagu V (US) LP, Montagu V (D) LP, and Ardi Bidco Ltd.

99.1	Press Release of RTI Surgical Holdings, Inc., issued on January 13, 2020.

99.2	Transcript of RTI Surgical Holdings, Inc.’s conference call and audio webcast held on January 14, 2020.

*

Certain schedules and exhibits have been omitted or redacted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any such omitted or redacted schedule or exhibit to the Securities and Exchange Commission upon request.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about anticipated financial or operating results, the Company’s plans, objectives, expectations or intentions, the expected timing of completion of the proposed transaction also are forward-looking statements. Many factors could affect our actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this document. These statements are not guarantees of future performance and are subject to risks and uncertainties. These risks and uncertainties include, among other things: (a) the risk that the Company may be unable to obtain shareholder approval for the proposed transaction or that the Company or the Buyer may be unable to obtain regulatory approvals required for the proposed transaction, or required regulatory approvals may delay the proposed transaction; (b) the risk that a condition to the closing of the proposed transaction may not be satisfied; (c) the risk that the occurrence of an event that could give rise to termination of the definitive agreement; (d) the risk that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; (e) the timing to consummate the proposed transaction; (f) the effect of the announcement or disruption from the proposed transaction making it more difficult to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; (g) the diversion of management time and attention on the proposed transaction; (h) general worldwide economic conditions and related uncertainties; (i) the effect and timing of changes in laws or in governmental regulations; and (j) other risks described in our public filings with the SEC. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting the Company’s website at www.rtix.com or the SEC’s website at www.sec.gov.

Important Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting related to the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the proxy statement and other relevant materials filed by the Company with the SEC free of charge at the SEC’s website, www.sec.gov, from the Company at its website, www.rtix.com, or by contacting the Company’s Investor Relations at (847) 530-0249.

Participants in Solicitation

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information concerning the Company’s participants is set forth in the proxy statement, filed March 25, 2019, for the Company’s 2019 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL HOLDINGS, INC.

Date: January 15, 2020	By:	/s/ Joshua H. DeRienzis
Name: Joshua H. DeRienzis
Title: Vice President, General Counsel and Corporate Secretary